                                                                   EXHIBIT 10.66


To: Virtual Mortgage Network, Inc.
    Bridge Debt Holders

   Attention
   Firm Name
   Address
   City, State, Zip

Dear:

     This letter agreement is made and entered into as of February 2, 1998 by and between Virtual Mortgage Network, Inc. and the person identified on the signature page hereto ("Bridge Debt Holder").

     The purpose of this letter agreement is to set forth the terms under which the Bridge Debt Holder agrees to convert its outstanding debt principal and accrued interest up to the effective date of the initial public offering of the Company's common stock (the "IPO") into Series B Preferred Stock and Common Stock to be issued simultaneously with the effectiveness of the IPO.

     Exhibit A attached is the proposed instrument. It is a Series B Preferred with several key components for the conversion of the debt principal.

     1) Convertible Redeemable, non-voting Preferred shares with the following features:

         A) Liquidation value of $9.50 per share paid after the Company's existing Series A Preferred which have a liquidation value of $1.10 per share. There are 2,250,000 authorized Series A Preferred shares.

         B) The Series B Preferred are convertible into Common at a price of $9.50 per share.

         C) Redeemable at the Company's option at any time, at various levels of redemption premiums as per Exhibit A, but after the Company has offered to redeem the Series A Preferred and has completed any redemption so requested.

         In addition, the Company, if the "Greenshoe" has been exercised by the underwriters in the IPO, will commence redeeming the Series B Preferred on a pro-rata basis to the extent of the net proceeds of the "Greenshoe" subject to the consent and, if requested, prior redemption of the Series A Preferred Stock. The Company will not have any other obligation to redeem the Series B Preferred Stock.

         D) The conversion of the debt principal will be at $9.50 of debt per share to determine the number of Series B Preferred shares.

         E)  Other provisions of importance are on Exhibit A.

         F) Accumulated interest to the effective date of the IPO will be converted into Common Stock at $7.50 of interest per share, the expected IPO Offering price.

         G) The Series B Preferred shares, the common shares into which they may be converted and the Common Stock issued in exchange for interest are hereby made subject to the Provisional Lock-up Agreement requested by the underwriters.


     As previously noted, Kay Capital Company made a loan to the Company evidenced by a $1.3 million note. You affirm that:

          1) Kay Capital Company is entitled to the rights of a party to the current Bridge Debt Security and Intercreditor Agreement.

          2) In the event of a bankruptcy, the Bridge Debt Holders agree to appoint a majority of the creditors committee from persons designated by Kay Capital Company.

The foregoing two items regarding Kay Capital Company merely confirm your prior consent and approval.

Since we are attempting to refile with the SEC in the next few days, we are asking for your prompt consent and agreement to the above items.

     At the end of this letter, we have provided various consent sections so that you can signify your approval to this request by item.

     By signing this letter agreement, the undersigned acknowledges that it supersedes all prior letter agreements and understandings of the parties on this subject. The undersigned also confirms that they are familiar with the terms and conditions of the Provisional Lock-up Agreement requested by the underwriters.

     We realize you may have questions and I encourage you to call me at (714) 252-0700 (if I am unavailable, please ask for Ellen Pierce so she can pull me from whatever I am doing to speak to you to avoid phone tag). In addition, please feel free to speak with our underwriter, Mr. Carl Kleidman, Managing Director of Barrington Capital at (212) 974-5764.

Sincerely,



________________________________
John D. Murray
President - CFO - COO

cc: Carl Kleidman, Barrington Capital

Conversion of Bridge Debt and accumulated interest to Series B Preferred Stock and Common Stock.

________________________________________
Approved

Approval to extend maturity date of Bridge Debt from January 6, 1998 to March 20, 1998.

________________________________________
Approved

Approval for Virtual Mortgage to extend Bridge Debt by up to $2,000,000.

________________________________________
Approved

Approval for Kay Capital Company to participate in Bridge Debt Security Agreement and Intercreditor Agreement.

________________________________________
Approved

Approval that Bridge Debt Holder agrees to elect Kay Capital Company designees to a majority of a creditor committee in the event of Bankruptcy.

________________________________________
Approved

                        Virtual Mortgage Network, Inc.
                          Bridge Conversion Proposal

- Convert face value of Bridge Debt into Convertible Redeemable, non-voting Series B Preferred Shares with the following terms and conditions:

- Dividend rate of 9.9% of liquidation value paid when declared and paid only after dividends are paid in full on Series A Preferred Stock.


-  Liquidation value of $9.50 per share, paid only after Series A is paid.

-  Convertible into Common at a price of $9.50 per share;

- Redeemable by the Company at any time (after the Company has offered to redeem the Series A Preferred Stock and has completed any redemption so requested) including out of the proceeds of the IPO "Greenshoe", at the following redemption premiums:


   -  105% plus accrued interest until August 1, 1998;
   -  110% plus accrued interest from 8/1/98 through 1/31/1999;
   -  115% plus accrued interest from 2/1/99 through 1/31/00;
   -  125% plus accrued interest from 2/1/00 through 1/31/01;
   -  140% plus accrued interest from 2/1/01 through 1/31/02;
   -  155% plus accrued interest from 2/1/02 through 1/31/03;
   -  170% plus accrued interest from 2/1/03 through 1/31/04;
   -  185% plus accrued interest from 2/1/04 through 1/31/05;
   -  200% thereafter.

                                 ATTACHMENT I

                        VIRTUAL MORTGAGE NETWORK, INC.
                       LIST OF INVESTORS EXCHANGING DEBT


                                                                        COMMON
                                                      SERIES B          SHARES
                                                      PREFERRED         (ASSUMES
NAME                                DEBT PRINCIPAL    SHARES            3/6/98)
--------------------------------------------------------------------------------
Anacapa Ventures                    $   50,000            5,263            1,617
Boston Provident Partners              885,000           93,158           19,141
BP Institutional Partners LP            40,000            4,211            1,284
Maritime Global Subsidiary I, Ltd.      75,000            7,895            2,424
Daystar Partners                       205,000           21,579            6,170
Fowler, Randall                         85,000            8,947            2,843
Gendell, Jeffrey                       500,000           52,632           12,611
Malik, Andrew                           25,000            2,632              808
Moore Global Investments, Ltd.         500,000           52,632           12,100
Moore Global Investments, Ltd.       1,000,000          105,263           29,622
Nemirov, Steven                         25,000            2,632              769
Scullion, James                         57,500            6,053            1,802
Scibelli, James                        100,000           10,526            2,473
Sundance Ventures                      600,000           63,158           18,467
Wells, Larry                            42,500            4,474            1,416
--------------------------------------------------------------------------------
AMENDMENT NO. 1 FILING TOTAL        $4,190,000
Driscoll, Vance                         50,000            5,264            1,417
Wells, John                             15,000            1,579              667
--------------------------------------------------------------------------------
AMENDMENT NO. 2 FILING TOTAL        $4,255,000          447,898          115,631
